Exhibit 1

                 Agreement to File One Statement on Schedule 13D

     Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this Exhibit is attached is filed on behalf of each of the undersigned.

                                HENG FUNG HOLDINGS COMPANY LIMITED
                                a Hong Kong corporation

Date:  September 11, 1998
                                By: /s/ Fai H. Chan
                                    -------------------------------------------
                                    Fai H. Chan, Chairman and Managing Director


                                /s/ Fai H. Chan
                                -----------------------------------------------
                                Fai H. Chan, individually


                                HENG FUNG CAPITAL [S] PRIVATE LIMITED
                                a Singaporean corporation


                                By: /s/ Fai H. Chan
                                    -------------------------------------------
                                    Fai H. Chan, Chairman and Managing Director


                                HENG FUNG FINANCE COMPANY LIMITED
                                a Hong Kong corporation


                                By:  /s/ Fai H. Chan
                                    -------------------------------------------
                                    Fai H. Chan, Chairman and Managing Director